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                                                                    EXHIBIT 10.1
                            FIRST AMENDMENT TO LEASE

                  THIS FIRST AMENDMENT TO LEASE ("Amendment"), is entered into as of January 15, 1997 by and between Main Street Associates, a California general partnership ("Main Street") and EJC Partners, L.P., a California limited partnership ("EJC Partners", and collectively with Main Street, hereinafter referred to as "Landlord"), and Thoratec Laboratories Corporation, a California corporation ("Tenant").

                                   BACKGROUND

                  A. Main Street and Tenant are the original parties to that certain Lease Agreement dated July 25, 1996 (the "Original Lease"). Each term used without definition in this Amendment shall have the meaning given to such term in the Original Lease.

                  B. EJC Partners has heretofore acquired from Main Street an undivided fee interest as tenant-in-common with Main Street in the Parcel (and the Building which is in the process of being constructed thereon) which is the subject of the Lease, and accordingly has also succeeded to a portion of the interest of Main Street as the landlord under the Original Lease.

                  C. Landlord and Tenant now desire to amend certain of the terms and conditions set forth in the Original Lease (which together with the amendments made herein shall be hereinafter referred to as the "Lease") as more fully described herein.

                  NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises contained herein, the parties to this Amendment hereby agree as follows:

                  1. EFFECTIVE DATE. The effective date ("Effective Date") of this Amendment shall be January 1, 1997.

                  2. APPROXIMATE SIZE OF BUILDING. Effective as of the Effective Date, Paragraph 2.B. of the Ground Lease shall be deleted and the following shall be substituted in its place:

                  B. That certain two story building to be constructed by Landlord on the Parcel at the general location shown on the site plan attached hereto as EXHIBIT "B" containing approximately 62,188 square feet consisting of approximately 50,688 square feet on the first floor and 11,500 square feet of offices on the second floor (the "Building") and other improvements to be constructed by Landlord in accordance with


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                  the provisions of the Improvement Agreement attached hereto as
                  EXHIBIT "C" (the "Improvement Agreement").

                  3. MONTHLY INSTALLMENT OF RENT. Effective as of the Effective Date, Paragraph 4.B. of the Original Lease shall be deleted and the following shall be substituted in its place:

                  B. Monthly Installment. Subject to Paragraph 12 of the Improvement Agreement, the initial Monthly Installment of rent shall be Eighty-Eight Cents ($0.88) per square foot multiplied by the gross square foot area of the Building as reasonably certified in writing by Landlord's Architect to Landlord and Tenant following completion of construction of the Building, with the gross square foot measurement to be measured from the exterior surface of the outside walls of the Building (excluding any deviations in the exterior surface for minor indentations or protrusions such as windows and window casings) ("Building Area"). In no event shall the Building Area so calculated for this purpose be deemed to exceed 62,188 square feet (the maximum square footage approved for development on the Parcel by the City Council of the City of Pleasanton pursuant to Resolution No. 96-101 adopted on September 3, 1996).

                  Commencing as of the first (1st) anniversary of the Rental Commencement Date, and continuing every year thereafter throughout the remainder of the Lease Term (each such date being referred to as a "Rent Adjustment Date"), the Monthly Installment of rent shall be increased by an amount equal to the product obtained by multiplying the Monthly Installment of rent in effect for the calendar month immediately preceding the Rent Adjustment Date in question by a fraction, the numerator of which is the New Index (as defined below) and the denominator of which is the Prior Index (as defined below); provided, however, that in no event shall the Monthly Installment of rent be increased in excess of four percent (4%) per annum. If, on any Rent Adjustment Date, the New Index for such Rent Adjustment Date has not yet been published, Tenant shall continue to pay the rent then in effect until such time as the New Index is published, at which time the entire increase specified above shall take effect retroactive to the Rent Adjustment Date and Tenant shall pay to Landlord any portion of the entire increase not already paid.

                  4.       LANDLORD IMPROVEMENT COSTS.

                           (a)      Effective as of the Effective Date,
Paragraph 2.J. of Exhibit "C" to the Lease ("Improvement Agreement") shall be deleted and the following shall be substituted in its place:

                  J. Base Landlord Improvement Costs. The term "Base Landlord Improvement Costs" shall mean Thirty-Six Dollars Forty Cents ($36.40) per square foot multiplied by the Building Area (as determined pursuant to Paragraph 4.B of the Lease).




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                           (b)      Effective as of the Effective Date,
Paragraph 12 of Exhibit C to the Lease ("Improvement Agreement") shall be deleted and the following shall be substituted in its place:

                  12. Payment of Landlord Improvement Costs. Subject to Paragraph 11 above, the Landlord Improvement Costs for the Landlord Improvements shall be paid by Landlord and Tenant as follows:

                  A. Landlord shall pay all Landlord Improvement Costs up to the Base Landlord Improvement Costs.

                  B. Landlord shall pay all Excess Landlord Improvement Costs up to Three Hundred Fifty Thousand Dollars ($350,000). In such event Tenant shall have the option of either reimbursing Landlord for such Excess Landlord Improvement Costs at the time of Substantial Completion of the Landlord Improvements, or, in lieu of such reimbursement, increasing each Monthly Installment of rent (as calculated pursuant to Paragraph 4.B of the Lease) during the Lease Term by an amount equal to one percent (1%) of the Excess Landlord Improvement Costs. Notwithstanding the foregoing to the contrary Landlord shall pay all, and in no event shall Tenant be obligated to reimburse Landlord or pay any increased rent as a result of, Excess Landlord Improvement Costs greater than Three Hundred Fifty Thousand Dollars ($350,000).

                  C. [Landlord's termination rights have expired and therefore are intentionally deleted.]

                  5. RATIFICATION OF THE LEASE AS AMENDED. Except as modified by this Amendment, Landlord and Tenant hereby acknowledge and ratify all of the terms and conditions of the Original Lease and agree that the Original Lease, as amended hereby, is and shall remain in full force and effect between Landlord and Tenant.

                  IN WITNESS WHEREOF, the parties hereto have entered into this Amendment in one or more counterparts.

                                        TENANT:

                                        THORATEC LABORATORIES, CORPORATION,
                                        a California corporation


                                        By: /s/ Dan Nielsen
                                        ---------------------------------------
                                        Name: Dan Nielsen
                                        ---------------------------------------
                                        Title: Vice President - Operations
                                        ---------------------------------------




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                           LANDLORD:

                           MAIN STREET ASSOCIATES,
                           a California general partnership
                           Tenant-in-Common


                           By: /s/ Steven P. Thomas
                               -------------------------------------------------
                               Steven P. Thomas, Managing General Partner


                           By: The Bailey Revocable Trust Dated June 24,
                               1993, General Partner

                               By: /s/ Robert J. Bailey
                                  ----------------------------------------------
                                     Robert J. Bailey, Co-Trustee under the
                                     Bailey Revocable Trust Dated June 24, 1993

                               By: /s/ Adele B. Bailey
                                   ---------------------------------------------
                                     Adele B. Bailey, Co-Trustee under the
                                     Bailey Revocable Trust Dated June 24, 1993


                           EJC PARTNERS, L.P.,
                           a California Limited partnership
                           Tenant-in-Common


                           By: /s/ John F. Miller
                               -------------------------------------------------
                                 John F. Miller, Trustee of the Survivor's
                                 Trust Established by Cashin 1990 Trust,
                                 General Partner

                           By: /s/ John F. Miller
                               -------------------------------------------------
                                 John F. Miller, Trustee of the Residual
                                 Balance Trust Established by Cashin 1990 Trust, General Partner





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